EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 21, 2009 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $18,000, or $0.00 per diluted share for the third quarter of 2009, down from third quarter 2008 net income available to shareholders of $194,000 or $0.03 per diluted share, while the net loss available to shareholders for nine months ended September 30, 2009 was $5,966,000, or $(0.83) per diluted share compared to net income available to shareholders for the comparable period in 2008 of $2,699,000, or $0.38 per share. The decrease in net income for both periods is attributable to increased loan loss provisions, credit related charges and an increase in FDIC insurance assessments. Improvement in the Company's net interest margin and continued strong capital position are eclipsed by continued challenges in the housing and real estate market that have impacted our credit quality and the Company's provision for loan losses.

Colony continues to maintain a strong capital position, which was strengthened by the completion of the sale on January 9, 2009 of $28 million in preferred stock and warrants to the U.S. Treasury through its Capital Purchase Program ("CPP"). At September 30, 2009, the Company's tier one and total risk-based capital ratios were approximately 13.17 percent and 14.43 percent, respectively, compared to 10.80 percent and 12.06 percent, respectively, at December 31, 2008. The Company's total risk-based capital is approximately 44 percent over the regulatory guidelines to be well-capitalized which demonstrates the Company's strong capital position. In addition to funds from CPP providing a strong capital base, the Company continues following the intent of CPP to extend credit as a mechanism to stimulate the economy. During third quarter 2009, new and renewed loan originations totaled approximately $156 million, of which $64 million represented new loan extensions either funded or committed.

During the third quarter of 2009, the Company reported net interest income of $10.3 million and a net interest margin of 3.38 percent, compared to $9.9 million and 3.28 percent and $9.5 million and 3.34 percent, respectively, for second quarter 2009 and third quarter 2008. The Company has worked diligently since the latter part of 2008 to improve deposit and loan pricing and the Company has now realized two consecutive quarters of net interest margin improvement. Our goal of maximizing pre-tax, pre-provision core earnings will be dependent upon continued disciplined pricing efforts that should result in continued margin improvement.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets increased to $55.2 million, or 5.59 percent of total loans and other real estate owned as of September 30, 2009. This compares to $46.3 million, or 4.74 percent as of June 30, 2009 and $34.4 million, or 3.53 percent as of September 30, 2008. The level of non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio and has resulted in increased loan loss provisions in 2009 compared to 2008; thus a significant negative impact on our 2009 net income. The third quarter 2009 provision for loan losses was $4.00 million compared to $3.37 million for the same 2008 period, while the provision for loan losses was $21.58 million for nine months ended September 30, 2009 compared to $8.51 million for the same 2008 period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the continued housing and real estate downturn. "Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets, but our strong capital position enables us to absorb losses without impairing the company's financial soundness," said Al D. Ross, President and Chief Executive Officer.

In the third quarter of 2009 net charge-offs were $1,016,000, or 0.11 percent of average loans as compared to net charge-offs of $2,884,000, or 0.30 percent of average loans in third quarter 2008, while net charge-offs for nine months ended September 30, 2009 were $17,237,000, or 1.79 percent of average loans as compared to $6,073,000, or 0.64 percent of average loans for the same 2008 period. The loan loss reserve was $21.36 million on September 30, 2009, or 2.20 percent of total loans compared to $17.95 million or 1.85 percent on September 30, 2008. Management believes that recent contributions to Allowance for Loan Losses adequately address the level of non-performing assets and the related level of classified assets, however current regulatory posture for the banking industry regarding methodology in determining loan loss reserve adequacy tends to encourage banks to move toward a more aggressive approach that will likely lead to additional provisions in the future.

Other significant factors negatively impacting YTD 2009 earnings were the increase in FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result rates utilized for quarterly insurance assessments have increased along with a special "one-time" assessment imposed during second quarter 2009. YTD 2009 FDIC insurance assessments total $2,208,000 compared to $421,000 for the same 2008 period. Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $932,000 for nine months ended September 30, 2009 compared to $188,000 for the same 2008 period.

During 2008 the Company merged all of its operations into one sole operating subsidiary which allowed the Company to implement operational enhancements. For nine months ended September 30, 2009 noninterest expense was $23,776,000 or an increase of 2.11 percent from noninterest expense of $23,284,000 in the same year ago period. This slight increase was accomplished while at the same time Colony experienced the significant increase in FDIC insurance assessments and repossession/foreclosure expenses.

The Company had total assets of $1,290,891,000, gross loans of $971,132,000, total deposits of $1,015,414,000 and total equity of $104,067,000 at September 30, 2009. Total equity to total assets was 8.06 percent at September 30, 2009 compared to 6.81 percent at September 30, 2008.

As a result of diminished earnings primarily attributable to working through the current level of non-performing assets, the board of directors made the difficult decision of suspending the payment of a cash dividend this quarter. Though the capital position of the Company remains strong, the board deemed prudent to suspend dividends until we work through this challenging operating environment and earnings performance returns to a level to support paying dividends. Until stabilization occurs with the economy and real estate market, future earnings performance will likely be impacted as the Company deals with the current regulatory approach to be more aggressive in recognizing losses and ramping up loan loss reserves.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                         COLONY BANKCORP, INC.
                   FINANCIAL HIGHLIGHTS (UNAUDITED)
              DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                           QUARTER ENDED           YEAR-TO-DATE
  EARNINGS SUMMARY      09/30/09    09/30/08    09/30/09    09/30/08
                       ----------  ----------  ----------  ----------
 Net Interest Income     $ 10,304    $  9,485    $ 29,303    $ 28,133
 Provision for Loan
  Losses                    4,000       3,370      21,580       8,512
 Non-interest Income        2,340       1,780       8,306       7,185
 Non-interest Expense       8,112       7,813      23,776      23,284
 Income Taxes                 164        (112)     (2,796)        823
 Net Income                   368         194      (4,951)      2,699
 Preferred Stock
  Dividend                    350          --       1,015          --
 Net Income Available
  to Common
  Shareholders                 18         194      (5,966)      2,699

                           QUARTER ENDED           YEAR-TO-DATE
 PER COMMON SHARE       09/30/09    09/30/08    09/30/09    09/30/08
  SUMMARY              ----------  ----------  ----------  ----------
 Common
  Shares
  Outstanding           7,229,163   7,213,813   7,229,163   7,213,813
 Weighted Average
  Basic Shares          7,217,006   7,201,580   7,209,852   7,197,016
 Weighted Average
  Diluted Shares        7,217,006   7,201,580   7,209,852   7,197,016
 Earnings Per Basic
  Share (b)                 $0.00       $0.03      $(0.83)      $0.38
 Earnings Per Diluted
  Share (b)                 $0.00       $0.03      $(0.83)      $0.38
 Dividends Declared
  Per Share                 $0.00     $0.0975     $0.1463     $0.2925
 Common Book Value
  Per Share                $10.62      $11.48      $10.62      $11.48
 Tangible Common Book
  Value Per Share          $10.24      $11.09      $10.24      $11.09

                           QUARTER ENDED           YEAR-TO-DATE
  OPERATING RATIOS (1)  09/30/09    09/30/08    09/30/09    09/30/08
                       ----------  ----------  ----------  ----------
 Net Interest Margin(a)      3.38%       3.34%       3.24%       3.34%
 Return on Average
  Assets (b)                 0.01%       0.06%     (0.62)%       0.30%
 Return on Average
  Common Equity (b)          0.07%       0.93%     (7.42)%       4.24%
 Efficiency (c)             67.02%      68.86%      68.56%      67.71%

 (1)  Annualized
 (a)  Computed using fully taxable-equivalent net income
 (b)  Computed using net income available to shareholders
 (c)  Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

                           QUARTER ENDED
  ENDING BALANCES        09/30/09    09/30/08
                        ----------  ----------

 Total Assets           $1,290,891  $1,215,330
 Loans, Net of
  Reserves                 949,629     952,504
 Allowance for Loan
  Losses                    21,359      17,952
 Goodwill                    2,412       2,412
 Intangible Assets             340         375
 Deposits                1,015,414     977,752
 Common Shareholders'
  Equity                    76,746      82,806
 Common Equity to
  Total Assets                5.95%       6.81%
 Total Equity              104,067      82,806
 Total Equity to
  Total Assets                8.06%       6.81%

                            QUARTER ENDED           YEAR-TO-DATE
   AVERAGE BALANCES      09/30/09    09/30/08    09/30/09    09/30/08
                        ----------  ----------  ----------  ----------

 Total Assets           $1,295,833  $1,208,790  $1,282,396  $1,194,252
 Loans, Net of
  Reserves                 947,400     947,500     944,979     937,558
 Deposits                1,026,094     973,607   1,011,256     984,493
 Common Shareholders'
  Equity                    76,500      83,834      80,702      84,967
 Total Equity              103,802      83,834     107,249      84,967

                            QUARTER ENDED            YEAR-TO-DATE
   ASSET QUALITY         09/30/09    09/30/08    09/30/09    09/30/08
                        ----------  ----------  ----------  ----------
 Nonperforming Loans    $   38,733  $   29,687  $   38,733  $   29,687
 Nonperforming Assets       55,249      34,443      55,249      34,443
 Net Loan Chg-offs
  (Recoveries)               1,016       2,884      17,237       6,073
 Reserve for Loan Loss
  to Gross Loans              2.20%       1.85%       2.20%       1.85%
 Reserve for Loan Loss
  to Non-performing
  Loans                      55.14%      60.47%      55.14%      60.47%
 Reserve for Loan Loss
  to Non-performing
  Assets                     38.66%      52.12%      38.66%      52.12%
 Net Loan Chg-offs
  (Recoveries) to Avg
  Gross Loans                 0.11%       0.30%       1.79%       0.64%
 Nonperforming Loans
  to Gross Loans              3.99%       3.06%       3.99%       3.06%
 Nonperforming Assets
  to Total Assets             4.28%       2.83%       4.28%       2.83%
 Nonperforming Assets
  to Total Loans
   And Other Real
    Estate                    5.59%       3.53%       5.59%       3.53%

 Quarterly Comparative Data (in thousands, except per share data)

              3Q2009      2Q2009      1Q2009      4Q2008        3Q2008

 Assets     $1,290,891  $1,294,575  $1,283,005  $1,252,782  $1,215,330
 Loans         949,629     945,309     943,674     943,841     952,504
 Deposits    1,015,414   1,016,539   1,011,695   1,006,992     977,752
 Common
  Share-
  holders'
  Equity        76,746      76,409      82,277      83,215      82,806
 Total
  Equity       104,067     103,694     109,527      83,215      82,806
 Net Income        368      (6,397)      1,078        (670)        194
 Net Income
  Available
  to Common
  Share-
  holders           18      (6,747)        763        (670)        194
 Net Income
  Per Share       0.00       (0.94)       0.11       (0.09)       0.03
 Dividends
  Declared
  Per Share       0.00      0.0488      0.0975      0.0975      0.0975

 Key
  Perfor-
  mance
  Ratios         3Q2009      2Q2009      1Q2009      4Q2008      3Q2008

 Return on
  Assets(1)       0.01%      (2.10)%      0.24%      (0.22)%       0.06%
 Return on
  Equity (1)      0.07%     (32.81)%      3.63%      (3.25)%       0.93%
 Common
  Equity
  to Total
  Assets          5.95%        5.90%      6.41%        6.64%       6.81%
 Total
  Equity
  to Total
  Assets          8.06%        8.01%      8.54%        6.64%       6.81%
 Net
  Interest
  Margin          3.38%       3.28%       3.06%       3.18%       3.34%

  (1) Computed using net income available to shareholders

 Consolidated Balance Sheets Colony Bankcorp, Inc.
  (in thousands)

                                      Sept. 30, 2009   Sept. 30, 2008
                                      --------------   --------------
                                        (unaudited)      (unaudited)
 ASSETS
 Cash and Cash Equivalents
   Cash and Due from Banks                  $16,559          $22,929
   Federal Funds Sold                            --              199
                                                 --              ---
                                             16,559           23,128
                                             -------          ------
 Interest-Bearing Deposits                      162              435
                                                ---              ---
 Investment Securities
   Available for Sale, at Fair Value        247,014          171,863
   Held for Maturity, at Cost
    (Fair Value of $62 and $67 as of
    Sept. 30, 2009 and Sept. 30,
    2008, Respectively)                          60               65
                                                 --               --
                                            247,074          171,928
                                           --------          -------
 Federal Home Loan Bank Stock,
  at Cost                                     6,345            6,317
                                              -----            -----
 Loans                                      971,132          970,682
     Allowance for Loan Losses              (21,359)         (17,952)
     Unearned Interest and Fees                (144)            (226)
                                                ---              ---
                                            949,629          952,504
                                            -------          -------
 Premises and Equipment                      29,022           29,399
                                             ------           ------
 Other Real Estate                           16,516            4,756
                                             ------            -----
 Goodwill                                     2,412            2,412
                                              -----            -----
 Other Intangible Assets                        340              375
                                                ---              ---
 Other Assets                                22,832           24,076
                                             ------           ------
 Total Assets                            $1,290,891       $1,215,330
                                         ==========       ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
   Noninterest-Bearing                      $70,345          $69,038
   Interest-Bearing                         945,069          908,714
                                            -------          -------
                                          1,015,414          977,752
                                          ---------          -------

 Borrowed Money
   Federal Funds Purchased                    5,697           12,664
   Securities Sold Under Agreements
    to Repurchase                            45,232           20,000
   Subordinated Debentures                   24,229           24,229
   Other Borrowed Money                      91,000           91,000
                                            -------           ------
                                            166,158          147,893
                                            -------          -------

 Other Liabilities                            5,252            6,879
                                              -----            -----

 Stockholders' Equity
   Preferred Stock, Par Value
    $1,000; Authorized 10,000,000
   Shares, Issued 28,000 Shares              27,321               --
   Common Stock, Par Value $1;
    Authorized 20,000,000
   Shares, Issued 7,229,163 and
    7,213,813 Shares                          7,229            7,214
   Paid in Capital                           25,393           24,561
   Retained Earnings                         44,173           52,675
   Restricted Stock- Unearned
    Compensation                               (206)            (275)
   Accumulated Other Comprehensive
    Loss, Net of Tax                            157           (1,369)
                                                ---            -----
                                            104,067           82,806
                                            -------           ------
 Total Liabilities and Stockholders'
  Equity                                 $1,290,891       $1,215,330
                                         ==========       ==========

 Consolidated Statements of Income Colony Bankcorp, Inc.
  (in thousands except per share data)

                               Quarter              Year-to-Date
                          Three Months Ended      Six Months Ended
                         09/30/09    09/30/08    09/30/09    09/30/08
                        ---------   ---------   ---------   ---------
                       (unaudited) (unaudited) (unaudited) (unaudited)
 Interest Income
   Loans, Including
    Fees                  $14,569     $16,295     $43,342     $51,386
   Federal Funds Sold           3          25          14         264
   Deposits with Other
    Banks                      --           7          --          27
   Investment
    Securities
     U.S. Government
      Agencies              1,932       1,809       5,886       5,076
     State, County and
      Municipal                59          92         207         322
     Corporate
      Obligations/
      Asset-Backed Sec.        74         113         287         292
 Dividends on Other
  Investments                  13          87          13         253
                               --          --          --         ---
                           16,650      18,428      49,749      57,620
                           ------      ------      ------      ------
 Interest Expense
   Deposits                 5,202       7,599      16,928      25,746
   Federal Funds
    Purchased and
    Repurchase
    Agreements                222         241         658         293
   Borrowed Money             922       1,103       2,860       3,448
                              ---       -----       -----       -----
                            6,346       8,943      20,446      29,487
                            -----       -----      ------      ------
 Net Interest Income       10,304       9,485      29,303      28,133
   Provision for Loan
    Losses                  4,000       3,370      21,580       8,512
                            -----       -----      ------       -----
 Net Interest Income
  After Provision for
  Loan Losses               6,304       6,115       7,723      19,621
                            -----       -----       -----      ------

 Noninterest Income
   Service Charges on
    Deposits                1,125       1,233       3,155       3,571
   Other Service
    Charges,
    Commissions and
    Fees                      259         240         747         735
   Mortgage Fee Income        137         168         368         511
   Securities Gains           609          11       3,147       1,195
   Other                      210         128         889       1,173
                              ---         ---         ---       -----
                            2,340       1,780       8,306       7,185
                            -----       -----       -----       -----
 Noninterest Expense
   Salaries and
    Employee Benefits       3,556       4,051      10,946      12,483
   Occupancy and
    Equipment               1,132       1,098       3,182       3,166
   Other                    3,424       2,664       9,648       7,635
                            -----       -----       -----       -----
                            8,112       7,813      23,776      23,284
                            -----       -----      ------      ------

 Income Before Income
  Taxes                       532          82      (7,747)      3,522
 Income Taxes                 164        (112)     (2,796)        823
                              ---         ---       -----         ---
 Net Income                   368         194      (4,951)      2,699
                              ---         ---       -----       -----

 Preferred Stock
  Dividends                   350          --       1,015          --

 Net Income Available
  to Common
  Shareholders                $18        $194     $(5,966)      $2,699
                              ===        ====     =======       ======

 Net Income Per Share
  of Common Stock
   Basic                    $0.00       $0.03      $(0.83)      $0.38
                             ====        ====      ======       =====
   Diluted                  $0.00       $0.03      $(0.83)      $0.38
                            =====       =====      ======       =====
 Weighted Average
  Basic Shares
  Outstanding           7,217,006   7,201,580   7,209,852   7,197,016
                        =========   =========   =========   =========
 Weighted Average
  Diluted Shares
  Outstanding           7,217,006   7,201,580   7,209,852   7,197,016
                        =========   =========   =========   =========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002